                               TERM LOAN AGREEMENT

     THIS TERM LOAN AGREEMENT (hereafter "Agreement") dated as of August 3, 1999 between ARM Financial Group, Inc., a Delaware corporation, headquartered at 515 West Market Street, Louisville, Kentucky 40202 (hereinafter the "Company"), and GenAmerica Corporation, a Missouri corporation, headquartered at 700 Market Street, St. Louis, MO 63101 (hereinafter the "Lender").

The Company and the Lender agree as follows:


                                  Article I


                           Amount and Terms of Loan

1. Subject to the terms and conditions herein set forth, the Lender shall lend to the Company and the Company shall borrow the sum of thirty-eight million dollars ($38,000,000).

2. The borrowing shall be evidenced by a promissory note to the order of the Lender in the form of "Exhibit 1" (the "Note") attached hereto, which shall be dated the closing date of this Agreement, duly executed by the Company with blanks suitably filled in conformity herewith and in the principal amount of $38,000,000. The Note shall mature on the later of
    (a) the 90th day after the date of this Agreement or (b) if a definitive agreement prior to said 90th day, involving any merger, consolidation or sale transferring control of the stock or substantially all of the assets of the Company, Integrity Life Insurance Company, or National Integrity Life Insurance Company, is executed on or before said 90th day, then the closing date of such transaction (the Maturity Date), at which time the unpaid principal together with all accrued interest thereon shall be due and payable, unless the parties agree in writing to extend such date.

3. The Note shall bear interest before the Maturity Date, including any extensions thereof, at a rate equivalent to 200 basis points in excess of the Interest Reference Rate, which interest rate will change when and as such Interest Reference Rate shall change on the last day of each calendar month. Interest on the unpaid principal balance shall be payable to the Lender in full on the Maturity Date.


                                  Article II

                             Right to Prepay Note

The Company shall have the right, at any time and from time to time, to prepay without penalty all or any part of the Note.


                                 Article III

                        Representations and Warranties


                                      TL 1

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The Company represents and warrants that as of the date hereof:

1. There are no suits or proceedings pending against or affecting the Company or any subsidiary which, in the opinion of counsel for the Company, will have a material adverse effect on the financial condition or business of the Company and its subsidiaries;

2. The Company's risk based capital ratio on June 30, 1999 was and as of the date hereof is not less than 150.

3. The Company has full power and authority to execute and perform the terms and provisions of this Agreement and to borrow hereunder.


                                  Article IV

                             Affirmative Covenants

1. The Company covenants and agrees that until all indebtedness incurred hereunder has been paid in full, it will:

    (a) Furnish to the Lender, not later than 90 days after the end of each fiscal year, a consolidated profit and loss statement and statement of surplus of the Company and its subsidiaries for such year and a consolidated balance sheet of the Company and its subsidiaries as of the last day of such fiscal year, all in reasonable detail and satisfactory in scope to the Lender and all certified by independent public accountants satisfactory to the Lender;

    (b) Furnish to the Lender, not later than 45 days after the close of each quarter-annual period (except the last quarter-annual period of each year), a consolidated profit and loss and surplus statement of the Company and its subsidiaries for the current fiscal year to and including the period then ending and a consolidated balance sheet of the Company as of the last day of such period, which statements and balance sheets shall be in reasonable detail and certified by an appropriate officer of the Company;

    (c) From time to time furnish to the Lender all financial information, including proxy statements, furnished by the Company to its shareholders;

    (d) With reasonable promptness, furnish to the Lender such additional financial statements and such data and information concerning the financial condition of the Company and its subsidiaries as may reasonably be requested by the Lender; provided, however, that none of the provisions of this Article IV, Section 1 shall require the Company to give the Lender any information which it is prohibited from giving the Lender by any governmental regulation;

    (e) At all times keep its property insured against loss or damage to the extent and against the risks that similar property is usually insured by other companies engaged in the same business, and will cause its subsidiaries so to do;


                                     TL 2

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Promptly pay and discharge, and cause its subsidiaries to pay and discharge, all taxes and assessments levied and assessed or imposed upon its property or upon its income as well as all claims which, if unpaid, might by law become a lien or charge upon its property; provided, however, that nothing herein contained shall require the Company or any subsidiary to pay any such taxes, assessments or claims so long as the Company or any subsidiary shall in good faith contest the validity and stay the execution and enforcement thereof.


                                  Article V

                              Events of Default

If any of the following events shall occur and be continuing: If the Company defaults in the payment of any principal of the Note when the same shall become due, either by terms thereof or otherwise as herein provided; or if the Company defaults in the payment of any interest on the Note for more than ten days after the date due; or if the Company or any subsidiary makes an assignment for the benefit of creditors; or if the Company or any subsidiary petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company or any subsidiary, or of any substantial part of the assets of the Company or any subsidiary, or commences any proceedings relating to the Company or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed, or any such proceedings are commenced, against the Company or any subsidiary, and the Company or such subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or receiver, or adjudicating the Company or any subsidiary bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for more than 60 days; or if any order is entered in any proceedings against the Company decreeing the dissolution or split-up of the Company, and such order remains in effect for more than 60 days; the Lender, upon being directed by the holder or holders of any of the notes outstanding, shall, by notice in writing to the Company, declare all of the Note to be, and the Note shall thereupon be and become, forthwith due and payable, together with interest accrued thereon.

                                  Article VI

                                  Definitions

For the purpose of this Agreement, the following terms shall have the following meanings:

1. "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;

2. "Subsidiary" shall mean any corporation organized under the laws of any state of the United States of America, or foreign country, a majority of the voting stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through subsidiaries;


                                      TL 3

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3.  "Event of default" shall mean any of the events specified in Article V, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "default" shall mean any of such events, whether or not any such requirement has been satisfied;


                                     TL4

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4.  "Interest Reference Rate" shall mean the rate per month equal to the offered rates for deposits in U.S. Dollars for a 1 month period which appears on the LIBO page of the Reuters Monitor Money Rates Service.

5.  "Note" shall mean the promissory note.


                                 Article VII

                                Miscellaneous

1. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent of the Lender to such amendment, action or omission to act.

2. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the notes.

3. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

4. All communications provided for hereunder shall be sent by first class mail and, if to the Lender, to its offices at 700 Market Street, St. Louis, MO 63101, to the attention of M.P. McCauley and if to the Company, to its offices at 515 West Market Street, Louisville, Kentucky 40202, to the attention of the General Counsel, or to such other address with respect to any party as such party shall notify the others in writing.

5. No delay on the part of the Lender in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights and remedies which the Lender would otherwise have.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to the principles of conflicts of laws thereof.

7. This Agreement shall terminate when the unpaid principal and interest has been paid in full.

8. This Agreement may be executed in any number of copies and by the parties hereto on separate counterparts. Complete sets of counterparts executed by all of the parties hereto shall be lodged with the Company and the Lender.


                                     TL5

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The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

ARM Financial Group, Inc.                           GENAMERICA CORPORATION
(the "Company")                                     (the "Lender")


BY: /s/ John R Lindholm                         BY: /s/ David L. Herzog
   ----------------------------                    ----------------------------
     John R Lindholm                                 Name: David L. Herzog
     President Retail Business Division              Title: CFO


ATTEST: [ILLEGIBLE]                             ATTEST: /s/ Matthew P. McCauley
       ------------------------                        ------------------------
                                                     Name:


                                     TL6